AMENDMENT 2 TO
                           CAROLINA FIRST CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN


         This Amendment 2 (this "Amendment") to Carolina First Corporation's Amended and Restated Stock Option Plan, amended and restated as of April 20, 1994 and as amended effective November 18, 1997 (the "Plan") is made by Carolina First Corporation, to be effective as of January 1, 2000. Capitalized terms not otherwise defined in this Amendment have the meanings assigned to them in the Plan.

         The second sentence of Section 3 of the Plan is hereby deleted and replaced with the following:

         Subject to adjustment in accordance with the provisions of Section 5 hereof, the total amount of the Common Stock of the Company which may be issued pursuant to grants under the Plan shall not exceed in the aggregate 2,500,000 shares.

         Except as amended by this Amendment, the Plan is ratified and affirmed in its entirety.

         IN WITNESS WHEREOF, this Amendment is entered into as of January 1, 2000.

                                            CAROLINA FIRST CORPORATION


                                            By:      /s/ William S. Hummers III
                                                     --------------------------
                                            Name:    William S. Hummers, III
                                            Title:   Executive Vice President